UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2007

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-32240	20-1308307
(State or other jurisdiction of Incorporation)	(Commission File Number.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road Alpharetta, Georgia		30005
(Address of principal executive offices)		(zip code)

(Registrant’s telephone number, including area code) (678) 566-6500

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Neenah Paper, Inc. (the “Company”) today, March 1, 2007, completed the purchase of the outstanding stock of Fox Valley Corporation (“Fox”), which owns Fox River Paper Company, LLC (“Fox River”) as previously disclosed in a Form 8-K filed by the Company on February 6, 2007. The Company paid $52,000,000 in cash for the acquisition and financed it through a combination of cash and debt drawn against the Company’s existing revolving credit facility.

The assets acquired as a result of the acquisition of Fox River consist of four U.S. paper mills and various related assets, producing premium fine papers with well-known brands including STARWHITE®, SUNDANCE®, ESSE® and OXFORD®. The Fox River assets will be operated as part of the Company’s fine paper business.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description of Exhibit

Exhibit 2.1	Agreement and Plan of Merger, among Neenah Paper, Inc., and Fox Valley Corporation, Fox River Paper Company, LLC and AF/CPS Holding Corporation, dated as of February 5, 2007*

Exhibit 99.1	Press Release.

* Exhibit 2.1 filed herewith contains certain exhibits and schedules that are not included with this filing in accordance with Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementary to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: March 1, 2007	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary